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                                                                       EXHIBIT 3

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        NEW GAYLORD ENTERTAINMENT COMPANY


         The undersigned, Terry E. London, certifies that he is the President and Chief Executive Officer of New Gaylord Entertainment Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

         1. The name of the Corporation is New Gaylord Entertainment Company.

         2. The name under which the Corporation was originally incorporated was "WKY Television System, Inc." and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 21, 1956.

         3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         4. The text of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety, as follows:

                                       I.

         The name of this corporation is New Gaylord Entertainment Company (the "Corporation").

                                       II.

         The Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, and the name of its registered agent at such address is Corporation Service Company.

                                      III.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

                                       IV.

(A)      Classes and Numbers of Shares

         The total number of shares of all classes authorized is 250,000,000 having a par value of $.01 per share. The classes and the aggregate number of shares of stock of each class that the Corporation shall have the authority to issue is as follows:



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         (1)      100,000,000 shares of Preferred Stock, $.01 par value
("Preferred Stock").

         (2)      150,000,000 shares of Common Stock, $.01 par value ("Common
Stock").

Such stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors of the Corporation (the "Board of Directors").

(B)      Common Stock

         (1) General. The rights, powers, and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders, if any, of the Preferred Stock.

         (2) Voting Rights. Except as otherwise required by applicable law or this Restated Certificate of Incorporation, the holder of each outstanding share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation.

         (3) Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive, from time to time, when, as, and if declared by the Board of Directors, out of assets or funds of the Corporation legally available therefor, dividends and other distributions in cash, property, or securities of the Corporation.

         (4) Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the Common Stock.

         (5) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(C)      Preferred Stock

         Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes

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or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(D) Compliance with the Communications Act of 1934 and the Regulations thereunder

         (1) Proof of Ownership. If the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any holder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), such holder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information with respect to citizenship and other ownership interests and affiliations, as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communications Laws.

         (2) Rights of Corporation upon Inconsistency or Violation. If any holder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section (1) of this Division (D), or if the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee could result in any inconsistency with, or violation of, the Federal Communications Laws, the Corporation may (i) refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee, (ii) suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communications Laws, or (iii) redeem such shares of capital stock of the Corporation in accordance with Division (D)(3) hereof. In the case of clause (i) or (ii) of the preceding sentence, such refusal of transfer or suspension shall remain in effect until the requested information has been received or until the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communications Laws. The Corporation may exercise any and all appropriate remedies, at law or in equity in any court of competent jurisdiction, against any such holder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, or violation of, any provision of the Federal Communications Laws.

         (3) Redemption. Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, outstanding shares of capital stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b)(2) of the GCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its

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subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                  (i) The redemption price of the shares to be redeemed pursuant to this Division (D) shall be equal to the lesser of (a) the Fair Market Value (as hereinafter defined), or (b) if such stock was purchased by a Disqualified Holder (as hereinafter defined) within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares.

                  (ii) The redemption price of such shares may be paid in cash, Redemption Securities (as hereinafter defined) or any combination thereof.

                  (iii) If less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors.

                  (iv) At least 30 days' written notice of the Redemption Date (as hereinafter defined) shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders provided that the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and such cash or Redemption Securities are subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed.

                  (v) From and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption.

                  (vi) Such other terms and conditions as the Board of Directors shall determine.

                  (vii) For purposes of this Division (D):

                        (a) "Disqualified Holder" shall mean any holder of
                  shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.


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                           (b) "Fair Market Value" of a share of the
                  Corporation's stock of any class or series shall mean the average Closing Price (as hereinafter defined) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (iv) of this Division (D)(3); provided, however, that if shares of stock or such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on The Nasdaq Stock Market or any other market or system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

                           (c) "Federal Communications Laws" shall mean any law
                  of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of rights of ownership with respect to capital stock of corporate entities holding, directly or indirectly, television or radio station, cable television, or other radio authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporate entities holding, directly or indirectly, television or radio broadcast station, cable television, or other radio authorizations, by (1) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (2) persons having interests in television or radio broadcast stations, newspapers, or cable television systems, or (3) persons unilaterally or otherwise, seeking direct or indirect control of the corporation as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval to such control. The word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

                           (d) "Person" shall include not only natural persons
                  but partnerships, associations, corporate entities, joint ventures, and other entities.

                           (e) "Redemption Date" shall mean the date fixed by
                  the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Division (D)(3).

                           (f) "Redemption Securities" shall mean any debt or
                  equity securities of the Corporation, any of its subsidiaries or any other corporation, or any combination

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                  thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation) has a value, at the time notice of redemption is given pursuant to paragraph (iv) of this Division (D)(3), at least equal to the price required to be paid pursuant to paragraph (i) of this Division (D)(3) (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         (4) The Corporation shall note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Division (D).

                                       V.

         The Corporation is to have perpetual existence.

                                       VI.

         The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                      VII.

(A)      Management by Board of Directors

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(B) Number and Classes of Directors; Election by Stockholders; Vacancies and Removal

         (1) Classified Board of Directors. The number of directors of the Corporation shall be not less than one nor more than fifteen, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting of stockholders, the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the

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number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

         (2) Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of votes represented by the outstanding shares of the Corporation then entitled to vote generally in the election of directors.


                                      VIII.

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or by a majority of the members of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                       IX.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided,

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however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors deem expedient and in the best interests of this Corporation.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

         Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding stock having voting power cast at a stockholders meeting duly called for that purpose, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles VII, VIII, IX, X and XI of this Restated Certificate of Incorporation.

         The Corporation may in its By-laws, and by amendment thereto from time to time, make any lawful restriction upon the sale or transfer of stock of the Corporation held by its stockholders; and all persons subscribing for stock of the Corporation or purchasing stock, whether from the Corporation itself or from any stockholder, shall take notice of and be bound by such lawful restrictions, and shall be deemed to agree thereto.

         Both stockholders and the Board of Directors shall have the power, if the By-laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and to keep the books of the Corporation (subject to the provisions of the statutes,) outside the State of Delaware at such place or places as from time to time may be designated by the Board of Directors.

                                       X.

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the

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Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Corporation shall indemnify to the fullest extent authorized or permitted by the GCL (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such persons unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by resolution of the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation.

         The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.


                                       XI.

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or

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on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                      XII.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by this Restated Certificate of Incorporation, the Corporation's By-laws or the GCL and all rights conferred upon stockholders herein are granted subject to this reservation.

         5. Upon the filing (the "Effective Time") of this Restated Certificate of Incorporation pursuant to the GCL, the 1000 shares of the Corporation's common stock, $100.00 par value, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall, without any action by the holder thereof, be reclassified as and changed into an aggregate number of validly issued, fully paid, and nonassessable shares of Common Stock authorized by subparagraph (A) of Article IV of this Restated Certificate of Incorporation equal to one third of the total number of shares of Class A Common Stock and Class B Common Stock of Gaylord Entertainment Company issued and outstanding as of the close of business on September 30, 1997. Until such time as a new certificate representing a share or shares of Common Stock is issued, each certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified.

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         IN WITNESS WHEREOF, New Gaylord Entertainment Company has caused this
Restated Certificate of Incorporation to be signed by its duly authorized officer, this 30th day of September, 1997.



                           NEW GAYLORD ENTERTAINMENT COMPANY


                           By:  /s/ Terry E. London
                                ----------------------------------
                           Name:     Terry E. London
                                 -----------------------------------------
                           Title:    President and Chief Executive Officer
                                 -----------------------------------------



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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                   MERGING
                                  NCMS, INC.
                                     INTO
                        NEW GAYLORD ENTERTAINMENT COMPANY

                     (PURSUANT TO SECTION 253 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)


         New Gaylord Entertainment Company, a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of NCMS, Inc., a Delaware corporation ("NCMS").

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 26th day of September, 1997, determined to merge NCMS into itself on the conditions set forth in such resolutions:

         RESOLVED: that the Board of Directors of the Corporation has determined that it is in the best interest of the Corporation to merge NCMS, Inc., a Delaware corporation and wholly owned subsidiary of the Corporation ("NCMS"), with and into the Corporation (the "Merger").

         RESOLVED FURTHER: that the Corporation merge its subsidiary NCMS into itself, and thereby assume all of NCMS' liabilities and obligations.

         RESOLVED FURTHER: that an authorized officer or officers of this Corporation are hereby directed to make, execute, and acknowledge a Certificate of Ownership and Merger setting forth (i) a copy of these resolutions to merge NCMS into this Corporation and to thereby assume NCMS' liabilities and obligations and (ii) the date of adoption thereof and to file the same in the Office of the Secretary of State of Delaware and a certified copy thereof in the appropriate office of the recorder of deeds, if applicable.

         RESOLVED FURTHER: that the Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall change its name to "Gaylord Entertainment Company" in the Merger.



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         RESOLVED FURTHER: that, as of the effective time of the Merger, the
         Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended so that Article I thereof shall read in its entirety as follows:

                  The name of this corporation is Gaylord Entertainment Company (the "Corporation").

         As so amended, such Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         RESOLVED FURTHER: that this Certificate of Ownership and Merger, and the Merger contemplated hereby, shall not become effective until 12:02 a.m., local time, on the day immediately following the date on which this Certificate of Ownership and Merger is filed.

         RESOLVED FURTHER: that the authorized officers of the Corporation are, and any one of them is, hereby authorized to pay all fees and expenses and to take all other actions as in their judgment shall be necessary, proper, or advisable to fully carry out the intent and accomplish the purpose of the foregoing resolutions.

         FOURTH: This Certificate of Ownership and Merger, and the Merger contemplated hereby, shall not become effective until 12:02 a.m., local time, on the day immediately following the date on which this Certificate of Ownership and Merger is filed.


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         IN WITNESS WHEREOF, the undersigned, an authorized officer of the
Corporation, has executed this Certificate as of this 30th day of September, 1997.


                           NEW GAYLORD ENTERTAINMENT COMPANY


                           By:  /s/ Terry E. London
                              --------------------------------------------
                           Title:  President and Chief Executive Officer
                                  ----------------------------------------